Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation Stephens Bank CEO Forum September 23, 2020

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (COVID - 19) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance should not be placed o n such statements. Additional information concerning Midland and its businesses, including additional factors that could materi all y affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equ ity to Tangible Assets,” “Tangible Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes th at these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation m ay not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Company Snapshot ▪ $6.64 billion asset community bank established in 1881 and headquartered in Effingham, Illinois » 3rd largest Illinois - based community bank 1 ▪ $3.25 billion Wealth Management business ▪ Diversified lender with national equipment financing and consumer loan origination platforms complementing in - market commercial relationship banking ▪ 52 branches in Illinois and Missouri (pro forma to represent branch closures scheduled by end of 2020) ▪ 14 successful acquisitions since 2008 Notes: 1) Community bank defined as banks with less than $10 billion in assets; Source: S&P Global Market Intelligence 2) All financial data as of June 30, 2020

4 Financial Services & Banking Center Footprint* *Pro forma to represent branch closures scheduled by the end of 2020

5 Notes: 1. As of June 30, 2020 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Comprehensive risk management standards applied throughout the entire business Experienced and deep management team Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable core deposit franchise with 26% non - interest bearing accounts 1 Illinois and contiguous states provide ample opportunities for future acquisitions Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform for scalability 26%

6 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland’s operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

7 John M. Schultz | Chairman of the Board ▪ Held the position since 2006 ▪ Chief Executive Officer of Agracel, Inc. ▪ Author of Boomtown USA: the 7 ½ Keys to ▪ Big Success in Small Towns Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland States in November 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ 25+ years in community banking ▪ Appointed Bank President in March 2018 ▪ Oversees commercial, retail, mortgage and treasury sales Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20 + years experience advising banks and bank holding co. ▪ Significant IPO, SEC reporting and M&A experience ▪ Served as lead outside counsel for all of Midland’s acquisitions and capital raise transactions from 2007 prior to joining the Company Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland States in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 Experienced Senior Leadership Team

Successful Acquisition History

- **Midland States has completed 14 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition**
- **Demonstrated history of earnings expansion**
- **Deliberate diversification of geographies and revenue channels**
- **Successful post-closing integration of systems and businesses**

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	**AMCORE Bank, N.A.**	**Love Savings / Heartland Bank**	**Sterling Bancorp**	**Centrue Financial**	**Alpine Bancorp.**	**HomeStar Financial**
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	-	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

Midland States Bancorp, Inc.

8

9 Successful Execution of Strategic Plan… Total Assets (at period - end in Billions) CAGR: 19% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp. ($1,243) 2019: HomeStar Financial Group ($366) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.6 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2Q20 Selected Acquisitions

10 $11.10 $12.52 $13.68 $14.34 $15.91 $13.82 $15.20 $17.16 $17.31 $17.00 $18.64 $18.72 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2Q20 …Leads to Creation of Shareholder Value Note: (1) Tangible book value per share is a non - GAAP financial measure; tangible book value per share is defined as tangible common equit y divided by shares of common stock outstanding (in the case of the ‘‘as converted’’ measure, assuming the conversion of all preferred shares that were out sta nding prior to December 31, 2014); please refer to the reconciliation in the Appendix Tangible Book Value Per Share (1) (at period - end) $0.39 $0.43 $0.48 $0.53 $0.59 $0.65 $0.72 $0.80 $0.88 $0.97 $1.07 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Dividends Declared Per Share 10%+ annual dividend growth over the past 15 years (annualized)

Strategic Initiatives Strengthening Franchise

Significant Corporate Actions Since Coming Public in 2016

Action	Strategic Rationale	Financial Impact
Three whole bank acquisitions	• Added scale • Added low-cost deposits • Deepened presence in Illinois	Realized synergies from M&A have positively impacted earnings power and efficiency ratio
Three Wealth Management acquisitions	• Increased AUA • Added an RIA to expand asset-based fee model	Increased stream of predictable, recurring Wealth Management revenue
Expanded equipment finance group	• Increased production of credits with more attractive risk-adjusted yields	Positively impacted NIM and loan growth
Branch network and facility reductions	• Consolidate branches in key markets • Reflects increasing adoption of digital banking platform	Reduced operating expenses, increased branch productivity, and improved operating efficiencies
Sale of Commercial FHA Loan Origination platform	• Remove inconsistent revenue and profit contributor • Retain servicing component including low-cost deposits	Reduced operating expenses and improved consistency of earnings stream
Optimized residential mortgage team	• Rightsized staffing to improve profitability • Focus production on core Illinois markets	Reduced operating expenses and improved profitability of business line

11

Midland States Bancorp, Inc.

12 2020 Optimization and Efficiency Initiatives 12 Sale of Commercial FHA Loan Origination Platform • Sale of origination platform to Dwight Capital • No significant gain on sale (reduced goodwill by $10.8 million) • Retain servicing and low - cost deposits • Ongoing warehouse and servicing deposit relationship with Dwight Capital • Ongoing commercial FHA revenue of $1.2 million for servicing • $8 - $9 million expense reduction Branch Network Optimization • Pending consolidation of 13 branches (20% of network and ~30 FTEs) • Most affected branches located within 3 miles of another Midland branch • 4 of the branches have been closed since March due to pandemic • Expected to retain 70% to 80% of deposits from consolidated branches • Expected restructuring charge in 3Q20 of $12 - $15 million • Other branch renovation and upgrading projects beginning in 4Q20 and continuing in 2021 at a cost of $4 million • $6 million expense reduction in 2021 Initiative Details FY 2021 Expected Financial Impact

13 Recent Financial Trends

14 Overview of 2Q20 14 Positive Trends Across Multiple Business Lines 2Q20 Earnings Continued Progress on Strategic Initiatives • Wealth management AUA increased due to improved market performance • Equipment financing group had record quarter of loan closings • Strong quarter of residential mortgage banking revenue driven by demand for refinancings • Commercial FHA loan originations and revenue increased significantly from prior quarter • Further improvement in deposit mix with significant growth in lower - cost categories • Efficiency ratio (1) improved to 58.5% from 63.8% in prior quarter Stable Asset Quality • Slight increase in nonperforming loans • Significant decline in new loan deferral requests with most existing modifications not expected to require a second deferral • Allowance for credit losses strengthened to 0.97% of total loans • Net income of $12.6 million, or $0.53 diluted EPS • 2Q20 results include a $0.4 million loss on residential MSRs held for sale and $54,000 in integration and acquisition expenses, impacting diluted EPS by $0.02 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Strong Balance Sheet Growth • Loan growth of 10.6% from the end of the prior quarter • Deposit growth of 6.3% from the end of the prior quarter

15 2Q 2020 1Q 2020 2Q 2019 Commercial loans and leases $ 1,856 $ 1,439 $ 1,149 Commercial real estate 1,495 1,508 1,524 Construction and land development 208 208 250 Residential real estate 509 548 552 Consumer 771 673 597 Total Loans $ 4,839 $ 4,376 $ 4,074 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $463.2 million, or 10.6% from prior quarter, to $4.84 billion • Increase primarily attributable to growth in commercial and consumer portfolios; partially offset by declines in the commercial real estate and residential real estate portfolios • PPP loans contributed $276.0 million to loan growth • Equipment finance balances increased $78.2 million, or 11.6%, from March 31, 2020 • $104.8 million increase in warehouse credit line utilization by commercial FHA loan originator Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,074 $4,329 $4,401 $4,376 $4,839 5.32% 5.31% 5.22% 5.01% 4.64% 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 Total Loans Average Loan Yield

16 2Q 2020 1Q 2020 2Q 2019 Noninterest - bearing demand $ 1,273 $ 1,053 $ 902 Interest - bearing: Checking 1,485 1,425 1,009 Money market 877 850 733 Savings 595 534 442 Time 690 766 785 Brokered time 23 23 140 Total Deposits $4,943 $4,651 $4,011 Total Deposits Total Deposits and Cost of Deposits • Total deposits increased $292.5 million, or 6.3% from prior quarter, to $4.94 billion • Growth in deposits attributable to increase in core deposits, primarily from commercial customers, partially driven by inflows of PPP - related funds • Continued intentional run - off of higher - cost time deposits, replaced with lower - cost core deposits • Time deposits decreased $76.0 million due to run - off of higher - cost CDs with promotional rates Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,011 $4,445 $4,544 $4,651 $4,943 0.84% 0.84% 0.80% 0.74% 0.45% 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 Total Deposits Cost of Deposits

17 $3.4 $3.1 $3.6 $2.2 $1.8 $46.1 $49.5 $48.7 $46.7 $49.0 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 NII Accretion Income 0.25% 0.20% 0.23% 0.16% 0.12% 3.76% 3.70% 3.56% 3.48% 3.32% 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 NIM Accretion Income • Net interest income increased 5.0% from the prior quarter due to lower cost of funds and higher average loan balances • Excluding the impact of accretion income, net interest margin declined 12 basis points • Decline in net interest margin was primarily attributable to excess liquidity invested in lower - yielding earning assets and the addition of low - interest PPP loans, which collectively had an 18 bps impact on NIM in 2Q20 • 29 basis point decline in cost of deposits partially offset decline in earning asset yields • PPP loan fees amortized over 24 month term of loans Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions)

18 Factors Impacting Net Interest Margin in 3Q20 • $107.1 million in time deposits scheduled to mature in 3Q20 with weighted average rate of 1.36% • $183.3 million in money market accounts at teaser rates of 1.60% scheduled to reprice in 3Q20 • $31.1 million in subordinated debt moved to floating rate in June 2020, resulting in reduction of approximately 130 bps in 3Q20 • Building liquidity on balance sheet will continue to put pressure on NIM going forward • PPP loans will positively impact NIM upon forgiveness

19 $5.50 $6.00 $5.38 $5.68 $5.70 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 $3,126 $3,281 $3,410 $2,968 $3,254 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 • During 2Q20, assets under administration increased $286.2 million, primarily due to market performance • Total Wealth Management revenue was up slightly from prior quarter • Fees increased due to improved market performance, partially offset by reduction in trust fees related to tax preparation from prior quarter Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions )

20 Noninterest Income • Noninterest income increased 125.6% from prior quarter, which included an $8.5 million impairment of commercial mortgage servicing rights (“MSRs”) • Excluding the impact of the impairment of commercial MSRs, noninterest income increased 13.5% primarily due to higher commercial FHA and residential mortgage banking revenue • Increase was offset by lower retail banking fees including service charges and overdraft fees due to the impact of COVID - 19 pandemic Noninterest Income (in millions) $19.6 $19.6 $19.0 $17.1 $19.4 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 All Other Community Banking Revenue Residential Mortgage Commercial FHA Wealth Management Notes: (1) Represents service charges, interchange revenue, net gain (loss) on sale of investment securities, and other income (2) Excludes $8.5 million impairment of commercial mortgage servicing rights (1) (2)

21 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 58.5% in 2Q20 vs. 63.8% in 1Q20 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense declined $0.6 million on a linked - quarter basis • Decrease in noninterest expense was primarily attributable to lower salaries and employee benefits expense resulting from staffing level adjustments made in 1Q20 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) $(0.2) $5.2 $5.2 $1.7 $0.4 $40.2 $48.0 $46.3 $42.7 $40.8 61.6% 60.6% 59.5% 63.8% 58.5% 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 2Q20 1Q20 Integration and acquisition related expenses ($0.05) ($1.0) Loss on repurchase of subordinated debt - ($0.2) Loss on MSRs held for sale $(0.4) $(0.5)

22 COVID - 19 Response and Impact

23 Paycheck Protection Program Overview Paycheck Protection Program (as of 6/30/20) Total Loans Funded $313.1 million Number of Loans 2,311 Average Loan Size $135,482 Loans Outstanding $276.0 million Average Fee 3.5% Total Fees $9.7 million Impact on 2Q20 Financials At or for the Three Months Ended 6/30/20 Metrics Excluding PPP Impact Total Loans $4.84 billion $4.56 billion Average Loans $4.70 billion $4.46 billion Net Interest Income FTE (1) $49.4 million $48.0 million Net Interest Margin (1) 3.32% 3.35% ACL/Total Loans 0.97% 1.02% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 - month life of PPP loans

24 Commercial Loans and Leases by Industry 24 RE / Rental & Leasing 22.2% All Others 10.8% Manufacturing 8.1% Accommodation & Food Svcs 7.5% Retail Trade 7.3% Construction - General 7.0% Assisted Living 6.9% Finance and Insurance 6.1% Health Care 5.1% General Freight Trucking 5.1% Ag., Forestry, & Fishing 5.0% Other Services 3.4% Trans. / Ground Passenger 3.3% Wholesale Trade 2.2% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases as of 6/30/20

25 Commercial Real Estate Portfolio by Collateral Type 25 Retail 15.1% All Others 12.3% Assisted Living 10.9% Multi - Family 9.6% Hotel/Motel 9.3% Industrial / Warehouse 9.0% Office 6.5% Residential 1 - 4 Family 6.2% Farmland 3.9% Medical Building 3.7% C - Store / Gas Station 3.4% Developed Land 2.8% Car Dealerships 2.5% Raw Land 2.2% Mixed Use / Other 2.1% Church 0.5% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio as of 6/30/20 CRE Concentration (as of 6/30/20) CRE as a % of Total Loans 30.9% CRE as a % of Total Risk - Based Capital 178.4%

26 Loan Deferral Overview Total Loan Deferrals As of June 30, 2020 As of August 31, 2020 Percentage Change 2 nd Deferrals In Process Total Loans Deferred $898.4 million $267.8 million (70.2%) $58.7 million % of Total Loans 18.8% 5.6% (70.2%) 1.3% C&I and CRE Deferrals by Industry* (as of August 31, 2020) Hotels/Motels $103.8 63% Assisted Living $20.7 13% RE Rental & Leasing $15.2 9% Other Services $9.1 5% All Others <3% $16.0 10% ($ in millions) *Excluding equipment finance; please see slide 27 for equipment finance deferrals by industry

27 Midland Equipment Finance Portfolio Overview ($ in millions) Portfolio Characteristics (as of 6/30/20) Nationwide portfolio providing financing solutions to equipment vendors and end - users Total Outstanding Loans and Leases $750.6 million (15.5% of total loans) Number of Loans and Leases 5,694 Average Loan/Lease Size $129,896 Largest Loan/Lease $1.6 million Weighted Average Rate 4.84% Avg. FICO Score 604 Transit and Ground Passenger $44.0 70% General Freight Trucking $4.2 7% Manufacturing $3.4 6% Arts, Ent. & Recreation $2.5 4% All Others <3% of Total $8.4 13% Total Deferred Loans and Leases As of June 30, 2020 As of August 31, 2020 Percentage Change 2 nd Deferrals in Process Total Deferrals $233.0 million $62.6 million (73.1%) $18.0 million Percentage of portfolio 31.5% 8.3% (73.7%) 2.4% Equipment Finance Deferrals by Industry (as of August 31, 2020)

28 Hotel/Motel Portfolio Overview Deferrals by Chain Scale ($ in millions) Upper Midscale Chain $87.9 85% Midscale Chain $9.1 9% Upscale Chain $5.8 5% Other $1.0 1% Portfolio Characteristics (CRE & C&I) (as of 6/30/20) Total Outstanding $172.5 million (3.6% of total loans) Number of Loans 57 Average Loan Size $3.0 million Largest Loan $11.1 million Average LTV 54% Total Deferred Loans as of 6/30/20 $146.2 million (84.8% of portfolio) Average LTV of Deferred Loans as of 6/30/20 52% Total Deferred Loans as of 8/31/20 $103.8 million (60.2% of portfolio) Portfolio by State IL $93.9 54% MO $55.2 32% WI $11.1 7% CO $11.1 6% Other $1.2 1%

29 GreenSky Consumer Loan Portfolio Overview Delinquency Rate (greater than 60 days) Portfolio Characteristics (as of 6/30/20) Total Outstanding $680.5 million (14.1% of total loans) Number of Loans 297,241 Average Loan Size $2,289 Average FICO Score 746 Total Deferred Loans (as of June 30, 2020) $35.8 million (5.3% of portfolio) Total Deferred Loans (as of August 31, 2020) $11.1 million (1.6% of portfolio) ▪ Average FICO score of 746 ▪ No losses to MSBI in 9 year history of the portfolio ▪ Portfolio can be sold to provide liquidity; Loan sales were executed at par in May and June 2020 Prime Credit 0.81% 0.66% 0.61% 0.50% 0.47% 0.34% Jan 2020 Feb 2020 Mar 2020 Apr 2020 May 2020 Jun 2020 ▪ Cash flow waterfall structure » Cash flow from portfolio covers servicing fee, credit losses and our target margin » Excess cash flow is an incentive fee to GreenSky that could be used to cover additional losses » GreenSky received incentive fees in 17 of past 18 months including every month in 2020 ▪ Escrow deposits » Escrow deposits absorb losses in excess of cash flow waterfall » Escrow account totaled $29.5 million at 6/30/20 or 4.3% of the portfolio Credit Enhancement

30 Asset Quality NCO / Average Loans • Nonperforming loans/total loans declined to 1.25% from 1.33% at the end of the prior quarter • Net charge - offs of $3.1 million, or 0.26% of average loans • Provision for loan losses of $11.6 million in 2Q20 primarily reflects changes in portfolio and a continued downgrade in economic forecast due to the impact of COVID - 19 pandemic • At 6/30/20, approximately 96% of ACL was allocated to general reserves Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.24% 1.04% 0.96% 1.33% 1.25% 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 0.12% 0.49% 0.20% 1.18% 0.26% 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020

31 Changes in Allowance for Credit Losses ACL 3/31/20 ACL 6/30/20 Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk downgrades and deferrals ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors ($ in thousands)

32 ACL by Portfolio Portfolio Total Loans at 6/30/20 ACL % of Total Loans Total Loans at 3/31/20 ACL % of Total Loans Commercial $ 715,206 $ 4,916 0.69% $ 649,403 $ 4,900 0.75% Warehouse Lines 127,568 - 0.00% 22,772 - 0.00% Commercial Other 767,175 7,297 0.95% 443,376 6,840 1.54% Equipment Finance 376,499 6,553 1.74% 326,004 6,431 1.97% Paycheck Protection Program 276,007 414 0.15% - - - Lease Financing 374,054 6,155 1.65% 346,366 5,309 1.53% CRE non - owner occupied 804,147 10,247 1.27% 809,628 6,285 0.78% CRE owner occupied 465,217 6,378 1.37% 471,360 4,330 0.92% Multi - family 142,194 2,982 2.10% 142,770 2,486 1.74% Farmland 83,625 689 0.82% 83,522 482 0.58% Construction and Land Development 207,593 1,512 0.73% 208,361 1,321 0.63% Residential RE First Lien 411,635 3,960 0.96% 441,495 3,825 0.87% Other Residential 97,818 870 0.89% 106,519 813 0.76% Consumer 81,447 354 0.43% 85,162 472 0.55% Consumer Other (1) 689,312 1,733 0.25% 588,242 1,482 0.25% Total Loans 4,839,423 47,093 0.97% 4,376,204 38,545 0.88% Loans (excluding GreenSky, PPP and warehouse lines) 3,698,092 44,835 1.21% 3,715,229 36,949 0.99% ($ in thousands) Notes: (1) Primarily consists of loans originated through GreenSky relationship

33 Capital and Liquidity Overview Capital Ratios (as of 6/30/20) Liquidity Sources (as of 6/30/20) 6.67% 8.44% 7.75% 9.71% 13.67% 11.28% 9.01% 11.28% 12.05% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 519.9 Unpledged Securities 435.0 FHLB Committed Liquidity 329.4 FRB Discount Window Availability 57.2 Primary Liquidity 1,341.5 FRB – PPP Liquidity Facility (1) 250.0 Secondary Liquidity 250.0 Total Estimated Liquidity $ 1,591.5 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 (1) Enrolled in PPP facility – loans available to submit Other Liquidity Holding Company Cash Position of $62.9 Million

34 Outlook

35 Outlook and Near - Term Priorities • Maintain strong capital and liquidity positions to continue supporting clients and communities through the duration of the COVID - 19 pandemic • Continue executing on technology initiatives to improve customer experience, reduce expenses and increase operational efficiencies » New online residential mortgage application portal » Improvements to mobile banking app » Implementation of new customer experience tool to gather and evaluate customer survey data » New online account opening tool launching in 3Q20 • Implement branch network and corporate facilities reduction plan 35

36 Long - Term Formula for Enhancing Shareholder Value Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Growing Sources of Recurring Income

37 APPENDIX

Appendix: Reconciliation of TBV Per Share

(dollars in thousands, except per share data)	2010	2011	2012	2013	As of December 31, 2014	2015	2016	2017	2018	2019	As of June 30, 2020
Shareholders' Equity to Tangible Common Equity—as converted:											
Total shareholders' equity—GAAP	$ 109,208	$ 126,953	$ 130,918	$ 149,440	$ 219,456	$ 232,880	$ 321,770	$ 449,545	$ 608,525	$ 661,911	$ 633,589
Adjustments:											
Preferred stock	(47,370)	(57,370)	(57,370)	(57,370)	-	-	-	(2,970)	(2,781)	-	-
Goodwill	(7,582)	(7,582)	(7,732)	(7,732)	(47,946)	(46,519)	(48,836)	(98,624)	(164,673)	(171,758)	(172,796)
Other intangibles	(13,234)	(10,740)	(8,485)	(8,189)	(9,464)	(7,004)	(7,187)	(16,932)	(37,376)	(34,886)	(31,495)
Tangible Common Equity	$ 41,022	$ 51,261	$ 57,331	$ 76,149	$ 162,046	$ 179,357	$ 265,747	$ 331,019	$ 403,695	$ 455,267	$ 429,298
Adjustments:											
Preferred stock	47,370	57,370	57,370	57,370	-	-	-	-	-	-	-
Warrants	11,300	-	-	-	-	-	-	-	-	-	-
Tangible Common Equity—as converted [(1)]	$ 99,692	$ 108,631	$ 114,701	$ 133,519	$ 162,046	$ 179,357	$ 265,747	$ 331,019	$ 403,695	$ 455,267	$ 429,298
Total Assets to Tangible Assets:											
Total assets—GAAP	$ 1,642,376	$ 1,520,762	$ 1,572,064	$ 1,739,548	$ 2,676,614	$ 2,884,824	$ 3,233,723	$ 4,412,701	$ 5,637,673	$ 6,087,017	$ 6,644,498
Adjustments:											
Goodwill	(7,582)	(7,582)	(7,732)	(7,732)	(47,946)	(46,519)	(48,836)	(98,624)	(164,673)	(171,758)	(172,796)
Other intangibles	(13,234)	(10,740)	(8,485)	(8,189)	(9,464)	(7,004)	(7,187)	(16,932)	(37,376)	(34,886)	(31,495)
Tangible Assets	$ 1,621,560	$ 1,502,440	$ 1,555,847	$ 1,723,627	$ 2,619,204	$ 2,831,301	$ 3,177,700	$ 4,297,145	$ 5,435,624	$ 5,880,373	$ 6,440,207
Common Shares Outstanding—as converted:											
Common shares outstanding	4,164,030	4,198,947	4,257,319	4,620,026	11,725,158	11,797,404	15,483,499	19,122,049	23,751,798	24,420,345	22,937,296
Adjustments:											
Upon conversion of preferred stock	3,795,549	3,739,028	3,739,028	3,772,664	-	-	-	-	-	-	-
Common Shares Outstanding—as converted [(1)]	7,959,579	7,937,975	7,996,347	8,392,690	11,725,158	11,797,404	15,483,499	19,122,049	23,751,798	24,420,345	22,937,296
Tangible Common Equity to Tangible Assets	2.53 %	3.41 %	3.68 %	4.42 %	6.19 %	6.33 %	8.36 %	7.70 %	7.43 %	7.74 %	6.67 %
Tangible Book Value Per Share—as converted [(1)]	$ 12.52	$ 13.68	$ 14.34	$ 15.91	$ 13.82	$ 15.20	$ 17.16	$ 17.31	$ 17.00	$ 18.64	$ 18.72

Notes:
(1) As converted represents amount per common share with all preferred shares that were outstanding prior to December 31 2014 converted into common shares.

38

Midland States Bancorp, Inc.

39 Adjusted Earnings Reconciliation (dollars in thousands, except per share data) Income before income taxes - GAAP $ 15,993 $ 2,005 $ 16,071 $ 16,670 $ 21,394 Adjustments to noninterest income: Gain on sales of investment securities, net - - 635 25 14 Other 11 (13) (6) - (23) Total adjustments to noninterest income 11 (13) 629 25 (9) Adjustments to noninterest expense: Loss (gain) on mortgage servicing rights held for sale 391 496 95 (70) (515) Loss on repurchase of subordinated debt - 193 1,778 - - Integration and acquisition expenses 54 1,031 3,332 5,292 286 Total adjustments to noninterest expense 445 1,720 5,205 5,222 (229) Adjusted earnings pre tax 16,427 3,738 20,647 21,867 21,174 Adjusted earnings tax 3,543 932 4,537 5,445 4,978 Adjusted earnings - non-GAAP 12,884 2,806 16,110 16,422 16,196 Preferred stock dividends, net - - - (22) 34 Adjusted earnings available to common shareholders - non-GAAP $ 12,884 $ 2,806 $ 16,110 $ 16,444 $ 16,162 Adjusted diluted earnings per common share $ 0.55 $ 0.11 $ 0.64 $ 0.66 $ 0.66 Adjusted return on average assets 0.78% 0.19% 1.04% 1.09% 1.16 % Adjusted return on average shareholders' equity 8.20% 1.73% 9.71% 10.01% 10.33 % Adjusted return on average tangible common equity 12.14% 2.53% 14.15% 14.52% 15.19 % MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES For the Quarter Ended 2020 2020 2019 2019 2019 June 30, March 31, December 31,  September 30,  June 30,

40 Efficiency Ratio Reconciliation (dollars in thousands) Noninterest expense - GAAP $ 40,782 $ 42,675 $ 46,325 $ 48,025 $ 40,194 (Loss) gain on mortgage servicing rights held for sale (391) (496) (95) 70 515 Loss on repurchase of subordinated debt - (193) (1,778) - - Integration and acquisition expenses (54) (1,031) (3,332) (5,292) (286) Adjusted noninterest expense $ 40,337 $ 40,955 $ 41,120 $ 42,803 $ 40,423 Net interest income - GAAP $ 48,989 $ 46,651 $ 48,687 $ 49,450 $ 46,077 Effect of tax-exempt income 438 485 474 502 526 Adjusted net interest income 49,427 47,136 49,161 49,952 46,603 Noninterest income - GAAP $ 19,396 $ 8,598 $ 19,014 $ 19,606 $ 19,587 Loan servicing rights impairment (recapture) 107 8,468 1,613 1,060 (559) Gain on sales of investment securities, net - - (635) (25) (14) Other (11) 13 6 - 23 Adjusted noninterest income 19,492 17,079 19,998 20,641 19,037 Adjusted total revenue $ 68,919 $ 64,215 $ 69,159 $ 70,593 $ 65,640 Efficiency ratio 58.53% 63.78% 59.46% 60.63% 61.58 % MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued) For the Quarter Ended 2020 2020 2019 2019 2019 June 30, March 31, December 31,  September 30,  June 30,

41 Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 633,589 $ 631,160 $ 661,911 $ 655,522 $ 639,888 Adjustments: Preferred stock - - - - (2,684) Goodwill (172,796) (172,796) (171,758) (171,074) (164,673) Other intangibles, net (31,495) (33,124) (34,886) (36,690) (33,893) Tangible common equity $ 429,298 $ 425,240 $ 455,267 $ 447,758 $ 438,638 Total Assets to Tangible Assets: Total assets—GAAP $ 6,644,498 $ 6,208,230 $ 6,087,017 $ 6,113,904 $ 5,546,055 Adjustments: Goodwill (172,796) (172,796) (171,758) (171,074) (164,673) Other intangibles, net (31,495) (33,124) (34,886) (36,690) (33,893) Tangible assets $ 6,440,207 $ 6,002,310 $ 5,880,373 $ 5,906,140 $ 5,347,489 Common Shares Outstanding 22,937,296 23,381,496 24,420,345 24,338,748 23,897,038 Tangible Common Equity to Tangible Assets 6.67% 7.08% 7.74% 7.58% 8.20 % Tangible Book Value Per Share $ 18.72 $ 18.19 $ 18.64 $ 18.40 $ 18.36 Return on Average Tangible Common Equity (ROATCE) (dollars in thousands) Net income available to common shareholders $ 12,569 $ 1,549 $ 12,792 $ 12,677 $ 16,321 Average total shareholders' equity—GAAP $ 631,964 $ 652,701 $ 658,497 $ 651,162 $ 628,730 Adjustments: Preferred stock - - - (814) (2,708) Goodwill (172,796) (171,890) (171,082) (166,389) (164,673) Other intangibles, net (32,275) (33,951) (35,745) (34,519) (34,689) Average tangible common equity $ 426,893 $ 446,860 $ 451,670 $ 449,440 $ 426,660 ROATCE 11.84% 1.39% 11.24% 11.19% 15.34 % MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued) As of June 30, March 31, December 31,  September 30, June 30, 2020 2020 2019 2019 2019 For the Quarter Ended 2020 2020 2019 2019 2019 June 30, March 31, December 31,  September 30, June 30,